                                                                   Exhibit 21.0

                            Schedule of Subsidiaries

                                 Jurisdiction of
Name                       Incorporation or Formation
----                       ---------------------------

Kahn Consulting, Inc.      New York
KCI Management, Inc.       New York
Klick, Kent & Allen, Inc.  Virginia
L.W.G., Inc.               Illinois
Policano & Manzo, L.L.C.   New Jersey
Restortek, Inc.            Illinois
S.E.A., Inc.               Ohio
Teklicon, Inc.             California

                                                                              54